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                                                                    Exhibit 99.1


           DIGITAL VIDEO SYSTEMS, INC. FILES REGISTRATION STATEMENT


     SANTA CLARA, CALIF. NOV. 6, 1996 -- DIGITAL VIDEO SYSTEMS, INC. (NASDAQ:
DVID) today announced that it has filed a registration statement with the Securities and Exchange Commission for a secondary public offering of $26,450,000 (which includes an over-allotment option) of its securities consisting of units of common stock and warrants. D.H. Blair Investment Banking Corp. is the underwriter of the offering.

     A registration statement relating to the Units has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     A written prospectus relating to the offer or sale of the Units may be obtained from D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York.

     Digital Video Systems develops, manufactures and markets digital video compression and decompression hardware and software for entertainment, business and educational uses.

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